UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) September 12, 2019

HOST HOTELS & RESORTS, INC.
HOST HOTELS & RESORTS, L.P.
(Exact name of registrant as specified in its charter)

Maryland (Host Hotels & Resorts, Inc.)	001-14625	53-0085950
Delaware (Host Hotels & Resorts, L.P.)	0-25087	52-2095412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500
Bethesda, Maryland 20817
(Address of principal executive offices) (Zip Code)
(240)
744-1000
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (
see
General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Host Hotels & Resorts, Inc.	Common Stock, $0.01 par value	HST	New York Stock Exchange
Host Hotels & Resorts, L.P.	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934 (§
240.12b-2
of this chapter).
Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 12, 2019, Host Hotels & Resorts, L.P. (“
Host L.P.
”), for whom Host Hotels & Resorts, Inc. acts as sole general partner, entered into an underwriting agreement (the “
Underwriting Agreement
”) with Wells Fargo Securities, LLC, Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC.
Pursuant to the Underwriting Agreement, Wells Fargo Securities, LLC, Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC agreed to serve as representatives of the several underwriters named in the Underwriting Agreement in connection with the public offering by Host L.P. of $650 million aggregate principal amount of its 3
3
/
8
% Series H senior notes due 2029 (the “
Series H senior notes
”).
The net proceeds to Host L.P. from the sale of the Series H senior notes, after deducting the underwriting discount, original issue discount and estimated transaction expenses, are estimated to be approximately $640.2 million. Host L.P. intends to allocate an amount equal to the net proceeds from the sale of the Series H senior notes to one or more eligible green projects, including the previous acquisitions of the Andaz Maui at Wailea Resort in Hawaii and the 1 Hotel South Beach in Miami Beach, Florida, each of which has received LEED Silver certification. Host L.P. intends to initially use the net proceeds from the offering, together with cash on hand, to redeem (i) all of the outstanding $300 million aggregate principal amount of Host L.P.’s Series Z senior notes (the “
Series Z senior notes
”) and (ii) all of the outstanding $350 million aggregate principal amount of Host L.P.’s Series B senior notes (the “
Series B senior notes
”). Pending application of the net proceeds, Host L.P. may invest the net proceeds in short-term securities.
The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Underwriting Agreement, which is being filed as Exhibit 1.1 to this Current Report on Form
8-K
and is incorporated herein by reference.
Item 8.01.	Other Events.

On September 13, 2019, Host L.P. gave notice that it intends to redeem all of the outstanding Series Z senior notes and Series B senior notes. The redemption date for the Series Z senior notes and the Series B senior notes is October 15, 2019 (the “
Redemption Date
”), in each case pursuant to an irrevocable notice delivered by the trustee on Host L.P.’s behalf on September 13, 2019.
The Series Z senior notes were issued pursuant to the Forty-First Supplemental Indenture, dated as of November 18, 2011 (the “
Forty-First Supplemental Indenture
”), to Host L.P.’s Amended and Restated Indenture, dated as of August 5, 1998 (the “
Base Indenture
”), originally among HMH Properties, Inc. (now Host L.P.), the subsidiary guarantors named therein, and HSBC Bank USA f/k/a Marine Midland Bank (now succeeded by The Bank of New York Mellon), as trustee. Under the terms of the Series Z senior notes, the redemption price will be (a) 100.000% of the principal amount thereof plus
(b) the Make-Whole Premium (as defined in the Forty-First Supplemental Indenture) as calculated by Host L.P.
plus
(c) accrued and unpaid interest thereon to the Redemption Date.
The Series B senior notes were issued pursuant to the Forty-Second Supplemental Indenture, dated as of March 22, 2012 (the “
Forty-Second Supplemental Indenture
”), to the Base Indenture. Under the terms of the Series B senior notes, the redemption price will be (a) 100.000% of the principal amount thereof plus
(b) the Make-Whole Premium (as defined in the Forty-Second Supplemental Indenture) as calculated by Host L.P.
plus
(c) accrued and unpaid interest thereon to the Redemption Date.
The Series Z senior notes and the Series B senior notes are being redeemed with the net proceeds from Host L.P.’s issuance of its Series H senior notes, together with cash on hand.
Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1
Underwriting Agreement, dated September 12, 2019, among Host Hotels & Resorts, L.P. and Wells Fargo Securities, LLC, Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, INC.

Date: September 13, 2019	By:	/s/ Brian G. Macnamara
Brian G. Macnamara
Senior Vice President and Corporate Controller

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, L.P.

	By:	HOST HOTELS & RESORTS, INC.
its General Partner

Date: September 13, 2019	By:	/s/ Brian G. Macnamara
Brian G. Macnamara
Senior Vice President and Corporate Controller